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                                                                   EXHIBIT 10.22

                             CUMMINGS PROPERTIES, LLC                  ORIGINAL
                                  STANDARD FORM
                                COMMERCIAL LEASE                  03020102-RSY-A

In consideration of the covenants herein contained, Cummings Properties, LLC, hereinafter called LESSOR, does hereby lease to Eyetech Pharmaceuticals, Inc. (a DE corp.), 666 Fifth Avenue, New York, NY 10103 hereinafter called LESSEE, the following described premises, hereinafter called the leased premises: approximately 10,752 square feet at 42 and 43 Cummings Park, Woburn, MA 01801 as such premises are shown on Exhibit A attached hereto .

TO HAVE AND HOLD the leased premises for a term of five (5) years commencing at noon on July 1, 2002 and ending at noon on June 30, 2007 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises or any portion thereof.

      1. RENT. LESSEE shall pay to LESSOR base rent at the rate of two hundred three thousand seven hundred fifty (203,750) U.S. dollars per year, drawn on a U.S. bank, payable in advance in monthly installments of $16,979.16 on the first day in each calendar month. The first monthly payment, plus an appropriate fraction of a monthly payment for any portion of a month at the commencement of the lease term, shall be made upon LESSEE's execution of this lease. All payments shall be made to LESSOR or agent at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as LESSOR shall from time to time in writing designate. If the "Cost of Living" has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics, the amount of base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase in the Index. All such adjustments shall take place with the rent due on January 1 of each year during the lease term. The base month from which to determine the amount of each increase in the Index shall be January 2002 , which figure shall be compared with the figure for November 2002 , and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year. In the event the Consumer Price Index as presently computed is discontinued as a measure of "Cost of Living" changes, any adjustment shall then be made on the basis of a comparable index then in general use.

      2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit in the amount of fifty thousand nine hundred (50,900) U.S. dollars upon the execution of this lease by LESSEE, which shall be held as security for LESSEE's performance as herein provided and refunded to LESSEE without interest at the end of this lease, subject to LESSEE's satisfactory compliance with the conditions hereof. LESSEE may not apply the security deposit to any payment due under the lease. In the event of any default or breach of this lease by LESSEE, however, LESSOR may elect to apply the security deposit first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of the lease, LESSEE shall restore said deposit forthwith. LESSEE's failure to remit the full security deposit or any portion thereof or to restore said deposit when due shall constitute a substantial lease default. Until such time as LESSEE pays the security deposit and first month's rent, LESSOR may declare this lease null and void for failure of consideration.

      3. USE OF PREMISES. LESSEE shall use the leased premises only for the purpose of executive and administrative offices, research and animal testing laboratory and any other lawful uses incidental thereto.


      4. ADDITIONAL RENT. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building or buildings of which the leased premises are a part (hereinafter called the building)) of any increase in the real estate taxes levied against the land and building, excluding interest or penalties due resulting from LESSOR's negligence, whether such increase is caused by an increase in the tax rate, or the assessment on the property, or a change in the method of determining real estate taxes. LESSEE shall make payment within 30 days after receipt of any invoice from LESSOR, and any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect as of July 1, 2002 . Notwithstanding anything to the contrary contained in this lease, the following shall be excluded from taxes and shall be paid solely by LESSOR: inheritance, estate, succession, transfer, gift, franchise, or capital stock tax, or any income taxes arising out of or related to ownership and operation of income-producing real estate, or any excise taxes imposed upon LESSOR based upon gross or net rentals or other income received by it; any increase in taxes and assessments resulting from LESSOR's sale of, or other transfer of its interest in, the building; and assessments, charges, taxes, rents fees, rates, levies, excises, license fees, permit fees, inspection fees, or other authorization fees or charges to the extent allocable to or caused by the development or installation of off-site improvements or utilities (including without limitation street and intersection improvements, roads, rights of way, lighting and signalization) necessary for the initial development or construction of the building.

      5. UTILITIES. LESSOR shall provide equipment per LESSOR's building standard specifications to heat the leased premises in season and to cool all office and lab areas between May 1 and November 1. LESSEE shall pay all charges for utilities used on the leased premises, including electricity, gas, oil, water and sewer, and shall use whichever utility service provider LESSOR shall designate from time to time. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such utility charges as determined by separate meters serving the leased premises and/or as a proportionate share of the utility charges for the building if not separately metered. LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building.

      6. COMPLIANCE WITH LAWS. LESSEE acknowledges that no trade, occupation, activity or work shall be conducted in the leased premises or use made thereof which may be unlawful, improper, noisy, offensive, or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered by Worker's Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE's use and occupancy. LESSEE shall be responsible for causing the leased premises following delivery of possession by LESSOR in full compliance with any applicable statute, regulation, ordinance or bylaw, and any alterations by LESSEE allowed hereunder to be in full compliance with any applicable statute, regulation, ordinance or bylaw. Notwithstanding the foregoing or any other provision of this lease, however, LESSEE shall not be responsible for compliance with any such laws, regulations, or the like requiring (i) structural repairs or modifications or (ii) installation of new building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installments shall
(a) be due to LESSEE's particular manner of use of the leased premises or (b) be due to the negligence or willful misconduct of LESSEE or any agent, employee, or contractor of LESSEE.

      7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within 30 days of intention to restore the leased premises; or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within 90 days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE's property or equipment.

      8. FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law, regulation or recommendation from time to time made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department, LESSOR's insurer, or any similar entity. LESSEE shall on demand reimburse LESSOR and all other tenants all extra insurance premiums caused by LESSEE's use of the leased premises. LESSEE shall not vacate the leased premises or permit same to be unoccupied other the during LESSEE's customary non-business days or hours, unless LESSEE continues to pay rent and otherwise comply with its obligations under this lease.

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      9. MAINTENANCE OF PREMISES. LESSOR will be responsible for all structural maintenance of the leased premises including, without limitation, that required in connection with the roof, exterior walls, floor slabs, and common areas, and for the normal daytime maintenance of all space heating and cooling equipment, sprinklers, doors, locks, plumbing, and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE, its agents, employees, or invitees, chemical, water or corrosion damage from any source except LESSOR's negligence and maintenance of any "non-building standard" leasehold improvements, whether installed by LESSOR, LESSEE or a prior occupant. LESSEE agrees to maintain at its expense all other aspects of the leased premises in the same condition as they are at the commencement of the term or as they may be put in with LESSOR's written consent during the term of this lease, normal wear and tear and damage by fire or other casualty only excepted, and whenever necessary, to replace light bulbs and glass, acknowledging that the leased premises are now in good order and the light bulbs and glass whole. LESSEE shall at all times properly control and vent all solvents, degreasers, radioactive materials, smoke, odors, and any other materials that may be harmful, and shall not cause the area surrounding the leased premises or any other common area as defined below to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building which results from the discharge or use of any substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises include any wooden mezzanine type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. LESSEE will protect any carpet with plastic or Masonite chair pads under any rolling chairs. Unless heat is provided at LESSOR's expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. Any increase in air conditioning equipment or electrical capacity, or any installation or maintenance of equipment which is necessitated by some specific aspect of LESSEE's use of the leased premises, whether installed by LESSOR, LESSEE or a prior occupant, shall be LESSEE's sole responsibility, at LESSEE's expense and subject to LESSOR's prior written consent. All maintenance provided by LESSOR shall be during LESSOR's normal business hours.

      10. ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make nonstructural alterations with LESSOR's prior written consent, except consent shall not be required for non-structural alterations costing no more than $5,000, provided such alterations otherwise comply with this lease. All such allowed alterations shall be at LESSEE's expense and shall conform with LESSOR's construction specifications. If LESSOR or its agent provides any services or maintenance for LESSEE in connection with such alterations or otherwise under this lease, including any maintenance or repairs LESSEE is required but has failed to do, LESSEE will promptly pay any just invoice. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations or additions shall become part of the leased premises and the property of LESSOR, except with the prior written consent of LESSOR. At the time of installation of the improvement or addition, LESSEE may request a written determination from LESSOR as to whether the improvement or addition must be removed at the expiration or earlier termination of the leased term. Any alterations completed by LESSOR or LESSEE shall be LESSOR's building standard unless noted otherwise. LESSOR shall have the right at any time to make additions to the building, change the arrangement of parking areas, stairs, or walkways or otherwise alter common areas as defined below or the exterior of the building, provided such changes do not materially interfere with LESSEE's use of the leased premises.

      11. ASSIGNMENT OR SUBLEASING. LESSEE shall not assign this lease or sublet or allow any other entity or individual to occupy the whole or any part of the leased premises without LESSOR's prior written consent in each and every instance which consent shall not be unreasonably withheld. In no case may LESSEE assign this lease or sublet the leased premises to any other current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant. Notwithstanding LESSOR's consent to any assignment or subleasing, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performance of all covenants and conditions of this lease. LESSEE shall pay LESSOR for reasonable legal and administrative expenses incurred by LESSOR in connection with any consent requested hereunder by LESSEE.

      12. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.

      13. LESSOR'S ACCESS. LESSOR and its agents and designees may at any reasonable time with reasonable notice except in the case of emergency enter to view the leased premises; to show the leased premises to others; to make repairs and alterations as LESSOR or its designee should elect to do for the leased premises, the common areas, or any other portions of the building; and without creating any obligation or liability for LESSOR, to make repairs which LESSEE is required but has failed to do. Any such entry shall be made so as not to unreasonably interfere with LESSEE's use of the leased premises.

      14. SNOW REMOVAL. The plowing of snow from all roadways and unobstructed parking areas shall be at the sole expense and responsibility of LESSOR. The control of snow and ice on all walkways, steps and loading areas serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSEE. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE's employees, agents, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises, except for claims directly resulting from LESSOR's negligence.

      15. ACCESS AND PARKING. Unless otherwise provided herein, LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof. Said parking areas plus any stairs, corridors, walkways, elevators or other common areas (herein collectively called the common areas) shall in all cases be considered a part of the leased premises when they are used by LESSEE or LESSEE's employees, agents, callers or invitees. LESSEE will not obstruct in any manner any portion of the building or the walkways or approaches to the building, and will conform to all rules and regulations now or hereafter made by LESSOR for parking, and for the care, use, or alteration of the building, its facilities and approaches. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. No unattended parking (i.e., parking where the driver of a vehicle is not readily available at the leased premises) will be permitted between 7:00 PM and 7:00 AM without LESSOR's prior written approval, and from November 15 through April 15 annually, such parking shall be permitted only in those areas specifically designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE's employees, agents, callers or invitees, at any time. LESSOR does not provide and shall not be responsible for providing any security services.

      16. LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the leased premises (including any common areas that are considered part of the leased premises under Section 15 above) from whatever cause arising, and damage to property, including damage by fire or other casualty, to whomsoever belonging arising out of the use, control, condition or occupation of the leased premises by LESSEE; and LESSEE agrees to indemnify and save harmless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments and attorney's fees caused by or in any way growing out of any matters aforesaid, except for death, personal injuries or property damage directly resulting from the sole negligence of LESSOR.

      17. INSURANCE. LESSEE will secure and carry at its own expense a commercial general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises (including any common areas that are considered part of the leased premises hereunder) or their use by LESSEE, including damage by fire or other casualty, such policy to insure LESSEE, LESSOR and OWNER against any claim up to $1,000,000 in the case of any one accident involving bodily injury (including death), and $1,000,000 against any claim for damage to property. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO Form CG 20 26 11 85 or some other form approved by LESSOR, and each such policy shall be written by or with a company or companies satisfactory to LESSOR. Prior to occupancy, LESSEE will deliver to LESSOR certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will provide renewal certificates at least 15 days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least 10 days prior written notice to each insured. In the event LESSEE fails to provide or maintain such insurance at any time during the term of this lease, LESSOR may elect to contract for such insurance at LESSEE's expense.

      18. SIGNS. LESSOR authorizes, and LESSEE at LESSEE's expense agrees to erect promptly upon commencement of this lease, signage for the leased premises in accordance with LESSOR's building standards for style, size, location, etc. LESSEE shall obtain the prior written consent of LESSOR before erecting any sign on the leased premises, which consent shall include approval as to size, wording, design and location. LESSOR may at LESSEE's expense remove and dispose of any sign not approved, erected, maintained or displayed in conformance with this lease.


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      19. BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker or third person with respect to this lease, except for Dennis Finnegan, Coldwell Banker Commercial/NRT, whom LESSOR will pay a commission in accordance with its standard fee schedule and LESSEE agrees to indemnify LESSOR against any brokerage claims arising by virtue of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with the letting of the leased premises.

      20. DEFAULT AND ACCELERATION OF RENT. In the event that: (a) any assignment for the benefit of creditors, trust mortgage, receivership or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE's property; (b) LESSEE shall default in the observance or performance of all of LESSEE's covenants, agreements, or obligations hereunder, and such default shall not be corrected within 10 days after written notice thereof; or in the event such default cannot be cured within said 10-day period, LESSEE shall not have commenced to cure and be diligently proceeding to cure, or if LESSEE vacates the leased premises without continuing to pay rent and otherwise comply with its obligations under this lease, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to enter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE's effects, without being guilty of any manner of trespass or conversion, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE shall default in the payment of the security deposit, rent, taxes, or substantial invoice from LESSOR or LESSOR's agent for goods and/or services or other sum herein specified, and such default shall continue for 10 days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then, in addition to any other remedies, the entire balance of rent due hereunder shall become immediately due and payable as liquidated damages. LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE. If LESSOR pays or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred, plus interest and reasonable costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment enforcing any or all obligations of LESSEE under this lease at any time provided LESSEE is in default of this lease. LESSEE shall pay LESSOR interest at the rate of 18 percent per annum on any payment from LESSEE to LESSOR which is past due.

      21. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable, or sent to the leased premises or to the last address designated by notice in accordance with this section, by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSEE with copies to Hale and Dorr, 60 State Street, Boston, MA 02109, Attn: Pamela Coravos and Eyetech Pharmaceuticals, Inc., 666 Fifth Avenue, 35th Floor, New York, New York 10103, Attn: General Counsel. Any notice from LESSEE to LESSOR relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable, or delivered to LESSOR by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefore, addressed to LESSOR at 200 West Cummings Park, Woburn, MA 01801 or at LESSOR's last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in the service of any notice.

      22. OCCUPANCY. In the event that LESSEE takes possession of the leased premises prior to the start of the lease term, LESSEE will perform and observe all of its covenants from the date upon which it takes possession. LESSEE shall not remove its goods or property from the leased premises other than in the ordinary and usual course of business, without having first paid LESSOR all rent which may become due during the entire term of this lease. LESSOR may require LESSEE to relocate to another similar facility upon prior written notice to LESSEE and on terms comparable to those herein. In the event that LESSEE continues to occupy or control all or any part of the leased premises after the termination of this lease without the written permission of LESSOR, LESSEE shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, and all other terms of this lease shall continue to apply, except that use and occupancy payments shall be due in full monthly installments at a rate of 150 percent of the monthly rent due under this lease immediately prior to termination or at LESSOR's then current published rent for the leased premises, whichever is greater, it being understood that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE and of greater rental value. LESSEE's control or occupancy of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE's occupancy for an extra additional month, and increased payment as provided in this section shall be due and payable immediately in advance. LESSOR's acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance.

      23. FIRE PREVENTION. LESSEE agrees to use every reasonable precaution against fire, and agrees to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs following delivery of possession by LESSOR in full compliance with any applicable statutes, regulation, bylaws and the like and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local fire department, LESSOR's insurer or any similar entity.

      24. OUTSIDE AREA. Any goods, equipment, or things of any type or description held or stored in any common area without LESSOR's prior written consent shall be deemed abandoned and may be removed by LESSOR at LESSEE's expense without notice. LESSEE shall maintain a building standard size dumpster in a location approved by LESSOR, which dumpster shall be provided and serviced at LESSEE's expense by whichever disposal firm LESSOR may designate from time to time. Alternatively, if a shared dumpster or compactor is provided by LESSOR, LESSEE shall pay the disposal firm or LESSOR, as applicable, LESSEE's proportionate share of any costs associated therewith.

      25. ENVIRONMENT. LESSEE will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, exhaust, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if necessary. LESSEE agrees to maintain efficient and effective devices for preventing damage to plumbing and heating equipment from solvents, degreasers, cutting oils, propellants, acids, etc. which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time, except in full compliance with any applicable statutes, regulation, bylaws and the like, and LESSEE shall be solely responsible for any and all corrosion or other damage in any way associated with the use, storage and/or disposal of same by LESSEE.

      26. RESPONSIBILITY. Neither LESSOR nor OWNER shall be held liable to anyone for loss or damage caused in any way by the use, leakage, seepage or escape of water from any source, or for the interruption or cessation of any service rendered customarily to the leased premises or building or agreed to by the terms of this lease, or due to any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for the building, or due to any change in any utility or service provider, or any cause beyond LESSOR's immediate control.

      27. SURRENDER. LESSEE shall at the termination of this lease remove all of LESSEE's goods and effects from the leased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the leased premises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices, partitions, window blinds, floor coverings (including computer floors), plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers, burglar alarms, telephone wiring, telephone equipment, air or gas distribution piping, compressors, overhead cranes, hoists, trolleys or conveyors, counters, shelving or signs attached to walls or floors, and all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings and equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor, ceiling, roof, pavement or ground, or which have been directly wired to any portion of the electrical system or which have been plumbed to the water supply, drainage or venting systems serving the leased premises. LESSEE shall [illegible] the leased premises fully sanitized from any chemicals or other contaminants, caused by LESSEE, LESSEE's agent, employees, invitees, or contractors, broom clean, and in the same condition as they were at the commencement of this lease or any prior lease between the parties for the leased premises, or as they were modified during said term with LESSOR's written consent, reasonable wear and tear and damage by fire or other casualty only excepted. Any of LESSEE's property that remains in the leased premises upon termination of the lease shall be deemed abandoned and shall be disposed of as LESSOR sees fit, with no liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE. LESSOR may remove and store any such property at LESSEE's expense; retain same under LESSOR's control; sell same at public or private sale (without notice) and apply the net proceeds of such sale to the payment of any sum due hereunder, or destroy same. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.


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      28. [Illegible] (a) The invalidity or unenforceability of any provision of this lease shall not affect or render invalid or unenforceable any other provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for obligations occurring only while lessor or owner of the leased premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within one year after the cause of action has occurred and only in a court within the commonwealth of Massachusetts. (d) If LESSOR is acting under or as agent for any trust or corporation, the obligations of LESSOR shall be binding upon the trust or corporation, but not upon any trustee, officer, director, shareholder, or beneficiary of the trust or corporation individually. (e) If LESSOR is not the owner (OWNER) of the leased premises, LESSOR represents that OWNER has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (f) This lease is made and delivered in the commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations, statements and negotiations relating in any way to the subject matter herein. This lease may not be extended or amended except by written agreement signed by both parties or as otherwise provided herein, and no other subsequent oral or written representation shall have any effect hereon. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE's intended use. (i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest possible date. A proportionate abatement of rent, excluding the cost of any amortized improvements to the leased premises, for such time as LESSEE may be deprived of possession of the leased premises, except where a delay in delivery is caused in any way by LESSEE, shall be LESSEE's sole remedy. (j) Neither the submission of this lease form or any amendment hereof, nor the prospective acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option contained herein if LESSEE is at that time in default of any terms or conditions hereof. (l) Except as otherwise provided herein, neither LESSOR, nor OWNER, nor LESSEE shall be liable for any special, incidental, indirect or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages. (m) The headings in this lease are for convenience only and shall not be considered part of the terms hereof. (n) No restriction, condition or other endorsement by LESSEE on any check nor LESSOR's deposit of any full or partial payment shall bind LESSOR in any way or limit LESSOR's rights under this lease. (o) LESSOR, LESSEE, OWNER and GUARANTOR hereby waive any and all rights to a jury trial in any proceeding in any way arising out of this lease.

      30. WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, several corporations or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

      32. ADDITIONAL PROVISIONS. (Continued on attached rider(s) if necessary.)

                             - See Attached Rider -


      IN WITNESS WHEREOF, LESSOR and LESSEE have hereunto set their hands and common seals, intending to be legally bound hereby this 27th day of March, 2002.

LESSOR: CUMMINGS PROPERTIES, LLC                   LESSEE: EYETECH PHARMACEUTICALS, INC.

By: /s/ DENNIS CLARKE                              By: /s/ DAVID R. GUYER
   ------------------------------------------          ------------------------------------
                             Duly authorized                                Duly authorized

                                                   Print name: David R. Guyer
                                                               ----------------------------

                                    GUARANTY

      IN CONSIDERATION of Cummings Properties, LLC making this lease with LESSEE at the request of the undersigned (GUARANTOR) and in reliance on this guaranty, GUARANTOR hereby personally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all terms, conditions, covenants and agreements of the lease, any amendments thereto and any extensions or assignments thereof, and the undersigned promises to pay all expenses, including reasonable attorney's fees, incurred by LESSOR in enforcing all obligations of LESSEE under the lease or incurred by LESSOR in enforcing this guaranty. LESSOR's consent to any assignments, subleases, amendments and extensions by LESSEE or to any compromise or release of LESSEE's liability hereunder, with or without notice to the undersigned, or LESSOR's failure to notify the undersigned of any default and/or reinstatement of the lease by LESSEE, shall not relieve the undersigned from liability as GUARANTOR.

      IN WITNESS WHEREOF, the undersigned GUARANTOR has hereunto set his/her/its
hand and common seal, intending to be legally bound hereby this   day of   ,   .


                               -------------------------------------------------

                               Print name:
                                          --------------------------------------

                             CUMMINGS PROPERTIES, LLC             03020102-RSY-9
                                 STANDARD FORM
                                 RIDER TO LEASE

The following additional provisions are incorporated into and made a part of the attached lease:

      A. CONFLICTS. In the event of any conflict between any provision of this Rider to Lease and the attached lease, the provisions of this Rider shall govern.

      D. PARKING. LESSEE shall be entitled to use, in common with others, a proportionate share of the total number of common area parking spaces provided for the building (based on square footage leased by LESSEE as compared with the total leasable square footage of the building). The number of spaces used by LESSEE's employees, agents and invitees shall not at any time exceed LESSEE's proportionate share of the total spaces for the building. For purposes of determining LESSEE's compliance with this paragraph at any time, the number of spaces used by LESSEE shall be presumed to equal the number of persons who are then present at the leased premises.

      E. RECORDING AND SECURITY. Although LESSOR may choose at any time to record activities at the building with unmonitored remote television cameras, LESSEE acknowledges and agrees that, as provided in Section 15 above, LESSOR is not thereby or in any other way providing any security service for LESSEE or its employees, agents, invitees, contractors and representatives, and that LESSOR has made no representations whatsoever, written or oral, concerning the safety of the leased premises or the presence, effectiveness or operability of any security devices or security measures, or the safety or security of LESSEE, its employees, agents, invitees, callers, contractors and representatives, or LESSEE's property, against the criminal or wrongful acts of third parties. Additionally, LESSEE accepts full responsibility for protecting the persons and property of LESSEE and those of its employees, agents, invitees, callers, contractors and representatives, and (acknowledging that security devices or measures may fail or be thwarted by criminals, by other third parties or by electrical or mechanical malfunction), agrees not to rely on any such devices or measures, and to protect itself, its property, and its employees, agents, invitees, callers, contractors and representatives as if such devices or measures did not exist.

      G. * LESSOR, at LESSOR's cost, shall modify the leased premises according to a mutually agreed upon plan attached hereto before or about the time LESSEE takes possession of the leased premises.

      H. In the event that LESSOR is unable to obtain building permits for the modifications at the leased premises for executive and administrative offices, research and animal testing laboratory, LESSOR shall have the right, at its sole expense, to appeal any such decision or apply for any required special permits. If LESSOR declines to prosecute said appeal or apply for such special permits, or if any such decision is upheld after all applicable appeals have been exhausted, or if such special permits are denied, then LESSEE may cancel this lease by serving LESSOR with prior written notice to that effect, LESSOR shall return any money paid by LESSEE and LESSEE's undrawn Letter of Credit as provided for below, and neither party shall have any further obligation to the other. Cancellation of the lease, return of all monies paid and cancellation of the undrawn Letter of Credit shall be LESSEE's exclusive remedies for any failure by LESSOR to obtain any building permits or special permits, or otherwise in connection with this paragraph.


      I. * With respect to any condition existing prior to the commencement of LESSEE's occupancy under this lease, LESSOR shall hold LESSEE harmless from any and all suits, judgments, or liabilities, for any "release," as defined in
Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act

                                 RIDER TO LEASE                   03020102-RSY-9
                                   (CONTINUED)


of 1980, as amended ("CERCLA") or in Mass. G. L c. 21E, Section 2 ("c. 21E"), of any "hazardous substance" as defined in Section 101(14) of CERCLA, any "hazardous material" as defined in Section 2 of c. 21E or any petroleum (including crude oil or any fraction thereof) as a result of any activity on the property of which the leased premises are a part occurring prior to LESSEE's occupancy and not caused in any way by LESSEE.

      J. * LESSEE shall reasonably and quietly have, hold and enjoy the leased premises for the term hereof without hindrance or molestation from LESSOR, provided LESSEE is not in arrears of any rent or invoice payment and is in full compliance with all terms, conditions and obligations of this lease.

      K. * Except in the case of an emergency, LESSOR's access to the leased premises will be at such times as will not unreasonably interfere with the normal business operations of LESSEE.

      L. * LESSEE shall have access to the leased premises seven days per week, 24 hours per day. LESSEE acknowledges and agrees that LESSOR has no responsibility for providing any security services for the leased premises, and LESSEE assumes any and all risks in that regard.

      M. * With reference to Section 25 above, no hazardous materials or hazardous wastes shall be used, processed, stored, or disposed of in any manner or form within the leased premises or any extension thereof in violation of any applicable local, state, or federal law, rule or regulation. LESSEE shall be solely responsible for and shall indemnify and hold LESSOR harmless from any and all liability, damage or personal injury associated with any use, processing, storage, or disposal of such materials caused by LESSEE, LESSEE's agents, employees, invitees, or contractors.

      N. * Prior to the termination date of this lease, LESSEE, at LESSEE's sole expense, shall engage an independent and certified industrial hygienist ("the CIH") to prepare a decontamination work plan for the leased premises in accordance with all CIH professional standards and all applicable laws to address all conditions arising out of LESSEE's tenancy. LESSEE shall submit said plan to LESSOR for LESSOR's review and consent. LESSEE shall then complete all measures specified in said plan, including testing and cleaning of all surfaces and other building components recommended therein. The CIH shall certify that as of the termination date of this lease, the entire leased premises and any extension thereof used in any way by LESSEE is free from any harmful chemical, biological or other contamination arising out of LESSEE's tenancy, in accordance with all applicable CIH professional standards and all applicable laws. Said certification shall confirm the clean condition of all ductwork, plumbing fixtures, drains, tanks, mechanical systems, cabinetry, casework, all other surfaces, and the indoor air quality at the leased premises, and shall specify that there are no restrictions on future use and occupation by others. This certification and any required and recommended cleaning shall be completed prior to the termination of this lease. Time is of the essence.

      O. * LESSEE's maintenance obligations as provided in Section 9 above shall specifically include, without limitation, monthly inspections of all acid neutralization, pH adjustment and other wastewater treatment tanks and equipment; drain lines into which said tanks and equipment discharge; backflow preventers; air filters; and all other exhaust and intake fan components, including belts. LESSEE shall be responsible for all maintenance and repairs of said equipment, both routine and otherwise, including semiannual (or more frequent if necessary) cleaning and replenishment of neutralizing materials in pH adjustment tanks. LESSEE acknowledges and agrees that the plumbing, electrical, heating and cooling systems provided and maintained by LESSOR are intended and sized only for office use, and any maintenance or additional equipment necessitated by LESSEE's use of and operation at the leased premises shall be at LESSEE's sole expense. LESSEE agrees that all wastewater discharged from the leased premises, including deionized water, shall be neutralized to a pH of 7.0+/- and shall fully comply with all applicable state and local statutes, codes, regulations and/or ordinances.

      P. Intentionally omitted.

                                 RIDER TO LEASE                   03020102-RSY-9
                                   (CONTINUED)

      Q. * The preceding paragraph regarding LESSEE's maintenance responsibility is a key consideration of this lease.

      R. * LESSOR consents to LESSEE's access to the roof of the building for maintenance of HVAC equipment serving the leased premises (only). LESSEE further agrees that no other work shall be carried on or any other equipment installed on the roof without the prior written consent of LESSOR. LESSEE shall be fully responsible for, and agrees to indemnify and hold LESSOR harmless from, any and all property damage and personal injury associated in any way with the activities of LESSEE and LESSEE's agents, employees and contractors on the roof and/or the location, installation or maintenance of LESSEE's equipment on the roof including, but not limited to, damage to the watertight integrity of the roof and the roof membrane from whatever cause.

      S. LESSEE shall have the right to assign this lease to an entity in which LESSEE owns at least a 50 percent interest, an entity which owns at least a 50 percent interest in LESSEE, an entity which is under common control with LESSEE, or an entity which is formed as a result of a merger or consolidation involving LESSEE, without further consent from LESSOR, provided LESSEE serves LESSOR with prior written notice to that effect. The provisions of Section 11 shall govern said assignment in all other respects.

      T. In the event LESSOR approves a sublease or an assignment of the lease, LESSEE shall pay LESSOR on the first of each month during the period of the sublease or assignment, 50 percent of any amount by which the payments due to LESSEE under the sublease or assignment exceed the rent payment due from LESSEE to LESSOR for that month, after deducting any brokerage commissions, legal fees in connection with the assignment or sublease, improvement costs incurred by LESSEE and not reimbursed in connection with the assignment or sublease, and advertising costs. Such amount shall, however, be calculated on a proportionate basis in the case of a sublease of only a portion of the leased premises.

      U. * This lease may be assigned to a new corporation to be formed by LESSEE, as provided in Section 11 of this lease, without further consent from LESSOR, provided LESSEE timely notifies LESSOR in writing to that effect and executes LESSOR's standard lease assignment. The provisions of Section 11 shall govern said assignment in all other respects.

      V. * LESSOR warrants that as of the date of execution of this lease, the leased premises are not encumbered by any mortgage or instrument in the nature of a mortgage.

      W. * LESSEE's agreement to subordinate this lease to any and all mortgages and/or other instruments in the nature of a mortgage, now or at any time in the future, is conditional upon the mortgagee's agreement that LESSEE's possession will not be disturbed so long as LESSEE is not in default in the payment of rent or other covenants or obligations hereof.

      X. * In the event that the entire balance of rent is accelerated pursuant to Section 20 above on account of the non-payment of any sums due under this lease, provided LESSEE then fully cures such non-payment and pays any other sums that are then due (including LESSOR's legal fees and costs) prior to the entry of a judgment for possession, LESSOR agrees to reinstate the lease in full and to waive the acceleration of the rent, without waiving any rights which may arise with respect to any subsequent default. Time is of the essence.

      Y. Notwithstanding the provisions of Section 27 above, LESSEE may remove telephone wiring, telephone equipment and equipment supplied and installed by LESSEE after LESSOR delivers possession only if LESSEE has satisfactorily complied with all other conditions of this lease, repaired any and all damage resulting from such removal, and restored the leased premises to their condition prior to the installation of said equipment, or, to the extent the prior condition was unfinished, supplied equipment or finishes comparable to finished conditions elsewhere in the leased premises. LESSEE must complete all such removal, repair, restoration and other work prior to the termination date of this lease. Time is of the essence.

                                 RIDER TO LEASE                   03020102-RSY-9
                                   (CONTINUED)

      Z. * To the extent that compensation is unavailable under LESSEE's business interruption or other insurance coverage, LESSEE shall receive a proportionate abatement of rent in the event that the leased premises are rendered substantially unusable for the purposes set forth in Section 3 for at least 10 business days as a result of any of the conditions set forth in Section 26 above. This paragraph shall not apply, however, in the case of any interruption caused in any way by LESSEE or its employees or agents.

      AA. * LESSOR agrees to maintain casualty insurance in a commercially reasonable amount for the building of which the leased premises are a part.

      BB. Provided that LESSEE and its employees, agents and contractors do not interfere with LESSOR's work in the leased premises, LESSOR shall allow LESSEE access to the leased premises to install cabling prior to the completion of LESSOR's work. Prior to LESSEE's entry into the leased premises as permitted hereunder, LESSEE shall submit a schedule to LESSOR (and LESSOR'S contractor, if so requested by LESSOR), for their reasonable approval, which schedule shall detail the timing and purpose of LESSEE's entry. LESSEE shall hold LESSOR harmless for any claims arising from said access.

      CC. LESSOR shall be deemed to be in default of this lease if LESSOR fails to make any payments to LESSEE required under this lease and such failure continues for 10 days after written notice from LESSEE to LESSOR, or if LESSOR shall be in default in the prompt and full performance of any other of its promises, covenants or agreements contained in this lease and such default in performance continues for more than 30 days after written notice thereof from LESSEE to LESSOR specifying the particulars of such default or breach of performance; provided, however, that if the default complained of, other than for the payment of monies, is of such a nature that the same cannot be rectified or cured within such 30 day period, then such default shall be deemed to be rectified or cured if LESSOR, within such 30 day period, shall have commenced such cure and shall continue thereafter with due diligence to cause such cure to be completed. Upon any default of this lease by LESSOR, LESSEE shall be entitled to take reasonable steps to cure the default itself, and upon representation of all supporting invoices paid to third parties, LESSOR shall pay LESSEE the reasonable cost thereof.

      DD. LESSOR represents and warrants that OWNER is the sole and exclusive owner of the leased premises, holding good and clear record and marketable title thereto, free from encumbrances, except for encumbrances that will not adversely affect LESSEE'S use and enjoyment of the leased premises for the purposes permitted hereunder, that the leased premises are subject to no mortgages, and that no other party has any possessory right to the leased premises or, to LESSOR'S knowledge, has claimed the same.


LESSOR: CUMMINGS PROPERTIES, LLC         LESSEE: EYETECH PHARMACEUTICALS, INC.


By: /s/ DENNIS CLARKE                    By: /s/ DAVID R. GUYER
   ---------------------------------        ------------------------------------
                    Duly authorized                              Duly authorized

Date: 3-27-02                            Print Name: David R. Guyer
     -------------------------------                 ---------------------------
                                                                           01/01

                            CUMMINGS PROPERTIES, LLC
                                  STANDARD FORM

                                                                  03020105-RSY-J

                             AMENDMENT TO LEASE # 1

      In connection with a lease currently in effect between the parties at 42 and 43 Cummings Park, Woburn, Massachusetts, on July 1, 2002 and terminating June 30, 2007, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and Eyetech Pharmaceuticals, Inc., LESSEE, hereby agree, effective upon full execution, to amend said lease as follows: *commencing

1. Base rent is hereby changed to three hundred twenty nine thousand and twenty nine (329,029) dollars per year or $27,419.08 per month.

3. Upon execution of this amendment, the security deposit shall be Increased by $58,350 from $50,900 to a new total of $109,250. LESSEE shall pay this increase upon LESSEE's execution of this amendment.

4. LESSOR, at a cost included in the base rent above, and at an additional charge to LESSEE of $149,191, to be paid upon LESSEE's execution of this amendment, shall complete alterations and improvements within the leased premises in accordance with the mutually agreed upon amendment plan and specifications attached hereto as Exhibit A ("LESSOR's work"). LESSOR shall use reasonable efforts to substantially complete, except for punchlist items and LESSEE delays as described below, LESSOR'S work within 60 days after full execution of the lease and this amendment; payment in full of the first month's rent, the $109,250 security deposit and the $149,191 charge for LESSOR's work; LESSOR's receipt of the Letter of Credit described in Section 8 below; LESSEE's approval of the attached plan and specifications; and LESSOR's receipt of any required building permits (the "completion date"). LESSOR agrees to submit its application for a building permit within 10 business days after full execution of this amendment, approval of the attached plan and specifications and payment of all amounts listed in the previous sentence.

5. If for any reason other than delay requested or caused by LESSEE (which shall include without limitation any additions and/or changes requested by LESSEE to the scope of LESSOR'S work, any delay in LESSEE providing information to LESSOR for any permits or plans, and any interference by LESSEE or LESSEE's contractor with LESSOR's work) LESSOR does not substantially complete, except for punchlist items, the leased premises by the completion date, then LESSEE shall be entitled to an abatement of rent on a per diem basis from the completion date until LESSOR substantially completes its work. There shall be no rent abatement, however, for the total length of any delays caused by LESSEE.

6. The term "substantially complete" shall mean that LESSOR's work has been completed in accordance with the attached plan and specifications and the equipment installed by LESSOR is functioning and in good working order, subject only to punchlist items which do not materially interfere with LESSEE's ability to open and conduct business or which do not materially detract from the appearance of the leased premises.

7. LESSOR agrees that all LESSOR's work shall be completed in a good and workerlike manner.

      In addition to the $109,250 cash security deposit provided in Section 3 above, LESSEE shall provide LESSOR with an Irrevocable Letter of Credit negotiable on sight in the amount of $175,400 as security for LESSEE's obligations under the lease, provided said Letter of Credit is issued by______________; provides for payment to LESSOR immediately and on sight upon LESSOR's delivery to the bank of a statement that the drawing represents amounts due to LESSOR from LESSEE under the lease or is otherwise permitted under the lease; terminates no earlier than 60 days after the termination of the lease; and is otherwise in a form acceptable to counsel for LESSOR. In addition, LESSOR shall be entitled to draw on said Letter of Credit and hold the proceeds as a cash security deposit in the event LESSOR feels insecure about the continuing solvency of the issuing bank. LESSOR agrees to give LESSEE written notice of its insecurity about the issuing bank and its intent to draw the Letter of Credit, and the opportunity for LESSEE to substitute a Letter of Credit from a different bank, if LESSOR believes in its sole judgment, that there is sufficient time for notice and/or substitution. In the event LESSOR draws on the Letter of Credit, LESSOR will promptly notify LESSEE of the rationale for said draw, and LESSEE may substitute a new Letter of Credit that complies with this section. LESSEE shall pay LESSOR for legal and administrative expenses incurred by LESSOR in connection with this Letter of Credit, to the extent LESSOR exercises reasonable judgment.

9. Provided LESSEE is not then in default of the lease or in arrears of any rent or invoice payment, LESSEE may amend the Letter of Credit by reducing it to the following amounts: $140,320 effective July 1, 2003; $105,240 effective July 1, 2004; $70,160 effective July 1, 2005; and $35,080 effective July 1, 2006. LESSEE shall be responsible for any bank charges associated with any amendments to the Letter of Credit.

10. The parties acknowledge and agree that, as of the execution of the lease, not all of the perimeter walls of the leased premises have been built. Accordingly, after completion of the modifications provided for herein, LESSOR shall carefully measure the entire leased premises, and if the size does not equal the total number of square feet set forth in the initial paragraph of the lease, LESSOR shall notify LESSEE in writing of the actual revised square footage and the corresponding increase or decrease in rent, based on the same rate per square foot used in the lease, and said actual square footage and adjusted rent shall be substituted for the figures in the lease.

          This amendment shall not bind either party in any manner until it has been executed by both parties. All other terms, conditions and covenants of the present lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease, including any prior amendments, the conditions herein shall control and supersede any earlier provisions.

          In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 27th day of March, 2002.

LESSOR: CUMMINGS PROPERTIES, LLC       LESSEE: EYETECH PHARMACEUTICALS, INC.

/s/ DENNIS CLARKE                      By: /s/ DAVID R. GUYER
---------------------------------          -----------------------------------
                  Duly Authorized                              Duly Authorized

                                       Print Name: David R. Guyer
                                                   ---------------------------